UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 3, 2008
Ciena Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-21969	23-2725311

(Commission File Number)	(IRS Employer Identification No.)

1201 Winterson Road, Linthicum, MD	21090

(Address of Principal Executive Offices)	(Zip Code)
(410) 865-8500
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     This Form 8-K/A amends and supplements “Item 9.01 — Financial Statements and Exhibits,” included in the initial report on Form 8-K dated March 3, 2008 and filed by Ciena Corporation (“Ciena”) on March 5, 2008, relating to the completion of Ciena’s acquisition of World Wide Packets, Inc. (“World Wide Packets”) on March 3, 2008. This amendment includes the historical financial statements of World Wide Packets for the period specified in Rule 3-05(b) of Regulation S-X and the unaudited pro forma financial information required pursuant to Article 11 of Regulation S-X.
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
(a) Financial Statements of Businesses Acquired
     The audited consolidated financial statements of World Wide Packets as of and for the year ended December 31, 2007, including the notes to such financial statements and the report of the independent auditor thereon, are filed as Exhibit 99.1 and incorporated into this Item 9.01(a) by reference.
(b) Pro Forma Financial Information
     Pro forma financial information as of and for the year ended October 31, 2007 is furnished as Exhibit 99.2 and incorporated into this Item 9.01(b) by reference.
(d) Exhibits

Exhibit No.	Description
2.1(1)	Agreement and Plan of Merger, dated January 22, 2008, among Ciena Corporation, Wolverine Acquisition Subsidiary, Inc., World Wide Packets, Inc. and Daniel Reiner, as Stockholders Representative

23.1	Consent of Deloitte & Touche LLP, Independent Auditor of World Wide Packets, Inc.

99.1	Audited consolidated financial statements of World Wide Packets, Inc. and its subsidiary, as of and for the year ended December 31, 2007

99.2	Unaudited pro forma condensed combined consolidated financial statements as of and for the fiscal year ended October 31, 2007

(1)	Incorporated by reference to Exhibit 2.1 of Ciena’s Current Report on Form 8-K filed on January 24, 2008. Ciena has omitted certain schedules and exhibits in accordance with Item 601(b)(2) of Regulation S-K and will furnish the omitted schedules and exhibits to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation
Date: May 12, 2008	By:	/S/ Russell B. Stevenson, Jr.
Russell B. Stevenson, Jr.
Senior Vice President, General Counsel and Secretary